UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Iain Edwards Employment Agreement

On October 18, 2017, Legacy Education Alliance, Inc., (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Iain Edwards, its Chief Operating Officer for no specific term. The Employment Agreement provides Mr. Edwards with the following compensation and benefits:

●	Annual base salary of no less than £180,003.20, subject to periodic review and adjustment by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board;

●	Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;

●	Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives; and

●	Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company's senior management is eligible under any existing or future Company plan or program or similar benefits in lieu of such participation;

●	Reimbursement of certain specified expenses.

The Employment Agreement provides that if the Board determines that Mr. Edwards has engaged in gross negligence or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company's financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company may seek recoupment from Mr. Edwards of any portion of such performance-based compensation deemed appropriate.

Mr. Edwards’s employment may be terminated by either party at any time, without cause, upon the giving of not less than six (6) months’ notice. The Company also may terminate the employment summarily and without notice or pay in lieu of notice upon the occurrence of certain default events set forth in the Employment Agreement, including, but not limited to, a breach by Mr. Edwards of his obligations under the Employment Agreement or to the Company. Mr. Edwards may terminate employment with immediate effect upon the breach of the Employment Agreement by the Company, in which event Mr. Edwards is entitled to receive a separation benefit equal to six months Annual Base Salary. In addition, if Mr. Edwards’s employment is terminated by the Company without cause, or by Mr. Edwards upon the breach of the Employment Agreement by the Company, within 18 months after a Change of Control as defined in the Employment Agreement, the amount of separation benefit payable to Mr. Edwards is doubled. Under the terms of the Employment Agreement, Mr. Edwards will be subject to certain confidentiality, non-solicitation, and other restrictive covenants described in the Agreement.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated October 18, 2017 by and between Legacy Education Alliance, Inc. and Iain Edwards

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: October 20, 2017

	By:	/s/ Anthony C. Humpage
Name: Anthony C. Humpage
Title: Chief Executive Officer

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